UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 5, 2004

PLURISTEM LIFE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

001-31392
(Commission File Number)

98-0351734
(IRS Employer Identification No.)

MATAM Advanced Technology Park, Building No. 20, Haifa, Israel 31905
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 011-972-4-850-1080

Item 5. Other Events and Regulation FD Disclosure.

On December 17, 2003, our Board of Directors appointed Mr. Shmuel Levi our Chief Financial Officer. Prior to his appointment as CFO, Mr. Levi was Acting Chief Financial Officer of our subsidiary, Pluristem Ltd.

For over 27 years, Mr. Levi has held senior level financial management positions for major organizations and high tech companies in Israel, including: Rafael, Strauss Group, North Hills Israel and Delta Galil Industries. He possesses a wealth of experience in finance, budget control, forecasting, SEC reporting, mergers and acquisitions and start-ups. In addition, Mr. Levi has taken an active role in the structuring of a number of private placements. Mr. Levi holds a BSc. and an MSc. in economics from the Technion Israel Institute of Technology.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLURISTEM LIFE SYSTEMS, INC.

/s/ Dr. Irit Arbel
Dr. Irit Arbel, President, CEO and Director

Date: January 8, 2004.